UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)
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Blue Nile, Inc.

(Name of Registrant as Specified In Its Charter)
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BLUE NILE, INC.
705 Fifth Avenue South
Suite 900
Seattle, Washington 98104
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Blue Nile, Inc., a Delaware corporation (the “Company”). Notice is hereby given that the Annual Meeting will be held on Tuesday, May 23, 2006 at 2:00 PM Pacific Time at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington 98101, for the following purposes:

1. To elect two directors to hold office until the 2009 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.

3. To conduct any other business properly brought before the Annual Meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is March 31, 2006. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Company’s principal offices located at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

By Order of the Board of Directors,

Terri K. Maupin
Secretary
Seattle, Washington
April 21, 2006
          You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

BLUE NILE, INC.
705 Fifth Avenue South
Suite 900
Seattle, Washington 98104
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 23, 2006
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      Blue Nile, Inc. (sometimes referred to as the “Company” or “Blue Nile”) sent you this proxy statement and the enclosed proxy card because the Board of Directors of Blue Nile is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.
      Blue Nile intends to mail this proxy statement and accompanying proxy card on or about April 21, 2006 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
      Only stockholders of record at the close of business on March 31, 2006 will be entitled to vote at the Annual Meeting. On this record date, there were 17,431,551 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on March 31, 2006 your shares were registered directly in your name with Blue Nile’s transfer agent, Mellon Investment Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, please fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on March 31, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
      There are two matters scheduled for a vote:

1)	Election of two directors; and

2)	Ratification of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.
How do I vote?
      You may either vote “For” both nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and the Company will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Annual Meeting, the Company will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when you call. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 PM Pacific Time (11:59 PM Eastern Time) on Monday, May 22, 2006 to be counted.

•	To vote on the Internet, go to http://www.proxyvoting.com/nile to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 PM Pacific Time (11:59 PM Eastern Time) on Monday, May 22, 2006 to be counted.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Blue Nile. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2006.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, and “For” the ratification of Deloitte & Touche LLP as Blue Nile’s auditors through December 31, 2006. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      Blue Nile will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, Blue Nile’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Blue Nile may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Blue Nile’s Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
      If your shares are held by your broker or bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals due for next year’s Annual Meeting?
      As a stockholder, you may be entitled to present proposals in next year’s proxy materials if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals by our stockholders intended to be presented for consideration at Blue Nile’s 2007 Annual Meeting must be received by the Corporate Secretary of Blue Nile at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104, by December 22, 2006 (120 calendar days prior to the anniversary of the mailing date of this proxy statement), in order that they may be included in the proxy materials relating to that meeting.
      A stockholder proposal or nomination for director that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s Annual Meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination, in writing, to the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on February 22, 2007 (90 days prior to the first anniversary of the 2006 Annual Meeting Date) nor earlier than the close of business on January 23, 2007 (120 days prior to the first anniversary of the 2006 Annual Meeting date). In the event that the Company sets an Annual Meeting date for 2007 that is not within 30 days before or after the anniversary of the 2006 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2007 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2007 Annual Meeting is first made. The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a request in writing to the Corporate Secretary of Blue Nile at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.
How are votes counted?
      Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Withheld” and, with respect to the proposal other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposal other than the election of directors, and will have the same effect as “Against” votes.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to both proposals, because both proposals are considered routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.
How many votes are needed to approve each proposal?

•	Proposal 1 — Election of Directors. For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	Proposal 2 — Ratification of Deloitte & Touche LLP as Independent Auditors. To be approved, Proposal No. 2, the ratification of Deloitte & Touche LLP as Blue Nile’s independent auditors for the fiscal year ending December 31, 2006, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will be counted towards a quorum, but will have no effect in determining whether this matter has been approved.
What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 17,431,551 shares of common stock outstanding and entitled to vote. Thus, 8,715,776 shares of common stock must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
      Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of the fiscal year ending December 31, 2006.
Proposal 1
Election Of Directors
      Blue Nile’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.
      The Board of Directors presently has eight members. There are two directors in the class whose terms of office expire in 2006, Ms. Taylor and Mr. Tai. Ms. Taylor has been nominated by the Board of Directors and has agreed to stand for reelection. Mr. Tai has decided not to stand for reelection. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Anne Saunders to stand for election at the 2006 Annual Meeting. If elected, Ms. Saunders would be an independent non-employee director. Ms. Saunders was recommended to the Nominating and Corporate Governance Committee by the Chief Executive Officer as a potential board nominee. Ms. Taylor was previously elected by the stockholders. If elected at the 2006 Annual Meeting, each of Ms. Taylor and Ms. Saunders would serve until the 2009 Annual Meeting and until her successor is elected and qualified, or until her death, resignation or removal. It is the Company’s policy to strongly encourage directors and nominees for director to attend the Annual Meeting. Mr. Vadon, Ms. Irvine, Mr. McAndrews and Mr. Tai attended the Annual Meeting held in 2005.
      For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.
      The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting
Mary Alice Taylor
      Mary Alice Taylor, age 56, has served as a director since March 2000 and has been nominated by the Board of Directors to stand for election at the 2006 Annual Meeting. Ms. Taylor is an independent business executive. She held a temporary assignment as Chairman and Chief Executive Officer of Webvan Group, Inc., an e-commerce company, from July 2001 to December 2001. Prior to that, she served as Chairman and Chief Executive Officer of HomeGrocer.com, an e-commerce company, from September 1999 until she completed a sale of the company to Webvan Group, Inc. in October 2000. From January 1997 to September 1999, Ms. Taylor served as Corporate Executive Vice President of Worldwide Operations and Technology for Citigroup, Inc., a financial services organization. Ms. Taylor holds a B.S. in Finance from Mississippi State University. Ms. Taylor also serves on the boards of directors of Allstate Corporation, an insurance company, Autodesk Inc., a design software company, and Sabre Holdings, an Internet travel services company.

Anne Saunders
      Anne Saunders, age 44, has been nominated by the Board of Directors to stand for election at the 2006 Annual Meeting. Ms. Saunders has served as the Senior Vice President of Global Brand Strategy and Communications of Starbucks Coffee Company, a coffee retailer, since January 2006. Ms. Saunders previously served in the following positions at Starbucks Coffee Company: Senior Vice President of Marketing from June 2005 to January 2006, Vice President of Marketing Retail - North America from June 2004 to June 2005, Vice President of Starbucks Interactive from January 2002 to June 2004, and Vice President of Wireless Initiatives from August 2001 to January 2002. Prior to joining Starbucks, Ms. Saunders served as the Chairman, Chief Executive Officer and President of eSociety, a business-to-business e-commerce company. She previously held various executive positions at McCaw Communications/ AT&T Wireless, a telecommunications company. Ms. Saunders holds a B.A. in Economics from Northwestern University and an M.B.A. from Fordham University.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.
Directors Continuing in Office Until the 2007 Annual Meeting
Diane Irvine
      Diane Irvine, age 47, has served as Blue Nile’s Chief Financial Officer since December 1999 and as a director since May 2001. From February 1994 to May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., a timberland management and wood products company. From September 1981 to February 1994, Ms. Irvine served in various capacities, most recently as a partner, with Coopers and Lybrand LLP, an accounting firm. Ms. Irvine serves on the board of directors of Davidson Companies, an investment banking and asset management company. Ms. Irvine holds a B.S. in Accounting from Illinois State University and an M.S. in Taxation from Golden Gate University.
Joseph Jimenez
      Joseph Jimenez, age 46, has served as a director since March 2000. Mr. Jimenez has served as Executive Vice President of H.J. Heinz Company, a food products company, since September 2001 and as the President and Chief Executive Officer of Heinz Europe since July 2002. From November 1998 to July 2002, Mr. Jimenez served as President and Chief Executive Officer of Heinz North America. Mr. Jimenez holds a B.A. in Economics from Stanford University and an M.B.A. from the University of California, Berkeley. Mr. Jimenez also serves on the board of directors of AstraZeneca, PLC, a medicine development company.
Brian McAndrews
      Brian McAndrews, age 47, has served as a director since April 2004. Mr. McAndrews has served as Chief Executive Officer and a director of aQuantive, Inc. since September 1999, and as President of aQuantive, Inc. since January 2000. From July 1990 to September 1999, Mr. McAndrews worked for ABC, Inc., a broadcasting and communications company, holding executive positions at ABC Sports, ABC Entertainment and ABC Television Network, and most recently he served as Executive Vice President and General Manager of ABC Sports. From 1984 to 1989, Mr. McAndrews served as a product manager for General Mills, Inc., a leading consumer products manufacturer. Mr. McAndrews holds an M.B.A. from Stanford University and a B.A. from Harvard University.

Directors Continuing in Office Until the 2008 Annual Meeting
Mark Vadon
      Mark Vadon, age 36, co-founded Blue Nile and has served as Chairman of the Board of Directors, Chief Executive Officer and President since its inception. From December 1992 to March 1999, Mr. Vadon was a consultant for Bain & Company, a management consulting firm. Mr. Vadon holds a B.A. in Social Studies from Harvard University and an M.B.A. from Stanford University.
Joanna Strober
      Joanna Strober, age 37, has served as a director since May 1999. Ms. Strober has served as the Director of Private Equity at Sterling Stamos Capital Management, a registered investment advisor, since August 2005. From June 2004 to August 2005, Ms. Strober served as the Managing Director of Pacific Community Ventures, a private equity firm. From January 2003 until June 2004, Ms. Strober served as the Managing Director at Symphony Technology Group, an enterprise software investment firm. From April 1996 to December 2002, Ms. Strober held various positions at Bessemer Venture Partners, a private venture capital firm, most recently serving as a General Partner from January 2000 to December 2002. From August 1994 to March 1996, Ms. Strober was an associate at Venture Law Group, a corporate law firm. Ms. Strober holds a B.A. in Political Science from the University of Pennsylvania and a J.D. from the University of California, Los Angeles.
W. Eric Carlborg
      W. Eric Carlborg, age 42, has served as a director since February 2005. From September 2005 to March 2006, Mr. Carlborg served as Chief Financial Officer of Provide Commerce, Inc., an e-commerce company. From July 2001 to October 2004, Mr. Carlborg served as a managing director at Merrill Lynch & Co., a financial services company. From January 2000 to June 2001, Mr. Carlborg served as the Chief Financial Officer at IKANO Communications, Inc., a provider of Internet products and services. Mr. Carlborg holds an M.B.A. from the University of Chicago and a B.A. in Economics from the University of Illinois.
Independence of The Board of Directors
      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.
      Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Vadon, the Chief Executive Officer of the Company and Ms. Irvine, the Chief Financial Officer of the Company.
Information Regarding the Board of Directors and its Committees
      On April 27, 2004, the Board of Directors documented the governance practices followed by the Company and its Board of Directors in the Corporate Governance Policies of the Board of Directors (the “Governance Policies”). The Governance Policies provide the Board of Directors with the necessary authority to review and evaluate the Company’s business operations, as needed, and they are designed to facilitate the Board of Directors’ independent decision making authority. The Governance Policies are intended to align the interests of directors and management with those of the Company’s stockholders. The

Governance Policies, among other things, set forth the practices the Board of Directors will follow with respect to the selection of directors, the independence of the directors, meetings of the Board of Directors, committees of the Board of Directors and the responsibilities of the Board of Directors. The Governance Policies were adopted to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Policies of the Board of Directors, as well as the charters for each committee of the Board, may be viewed at www.bluenile.com in the corporate governance section of its investor relations page.
      As required under applicable Nasdaq listing standards, in fiscal year 2005, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. The lead independent director, Mary Alice Taylor, presided over the executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of the Blue Nile Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating and Corporate Governance Committee, as applicable.
      The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2005 for each of the committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance

Mr. W. Eric Carlborg**	X
Ms. Diane Irvine
Mr. Joseph Jimenez	X		X
Mr. Brian McAndrews			X		X
Ms. Joanna Strober	X				X	*
Mr. Augustus Tai***			X	*
Ms. Mary Alice Taylor****	X	*			X
Mr. Mark Vadon

Total meetings in fiscal year 2005	5		8		3

*	Committee Chairperson

**	Mr. Carlborg was appointed chair of the Audit Committee on February 1, 2006. Ms. Taylor served as chair prior to Mr. Carlborg.

***	In connection with Mr. Tai’s decision not to stand for re-election to the Board at the 2006 Annual Meeting, Mr. Jimenez has been appointed to serve as chair of the Compensation Committee immediately following the Annual Meeting. If Ms. Saunders is elected to the Board at the Annual Meeting, she will serve as a member of the Compensation Committee.

****	Lead Outside Director. Immediately following the Annual Meeting, Ms. Taylor will serve as chair of the Nominating and Corporate Governance Committee. Ms. Strober served as chair prior to Ms. Taylor.
      Below is a description of each committee of the Board of Directors. Each committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
      The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	evaluates the systems of internal control over financial reports;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•	establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      Four directors comprise the Audit Committee: Mr. Carlborg, Mr. Jimenez, Ms. Strober and Ms. Taylor. The Audit Committee met five times during fiscal year 2005. The Audit Committee has adopted a written Audit Committee charter that is attached as Appendix A to these proxy materials and is available on Blue Nile’s website, www.bluenile.com in the corporate governance section of its investor relations page.
      The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Carlborg and Ms. Taylor each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Carlborg and Ms. Taylor’s level of knowledge and experience based on a number of factors, including their formal education, prior experience, business acumen and independence. On February 1, 2006, Ms. Taylor resigned as the chair of the Audit Committee, and Mr. Carlborg was appointed chair of the Audit Committee.
Compensation Committee
      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things:

•	reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management;

•	reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer;

•	reviews and approves the compensation and other terms of employment of the other executive officers; and

•	administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.
      The Company also has a Stock Award Committee, currently consisting of Mr. Vadon and Ms. Irvine, that may award stock options to employees who are not officers within ranges determined by the Compensation Committee. Three directors comprise the Compensation Committee: Mr. Tai, Mr. Jimenez and Mr. McAndrews. In connection with Mr. Tai’s decision not to stand for re-election to the Board at the 2006 Annual Meeting, Mr. Jimenez has been appointed to serve as chair of the Compensation Committee immediately following the Annual Meeting. If Ms. Saunders is elected to the Board at the Annual Meeting, she will serve as a member of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met eight times during fiscal year 2005. The Compensation Committee has adopted a written Compensation Committee charter that is attached as Appendix B to these proxy materials and is available on Blue Nile’s website, www.bluenile.com in the corporate governance section of its investor relations page.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

•	reviewing and evaluating incumbent directors;

•	recommending candidates to the Board for election to the Board of Directors;

•	making recommendations to the Board regarding the membership of the committees of the Board;

•	assessing the performance of management and the Board; and

•	developing a set of corporate governance principles for the Company.
      Three directors comprise the Nominating and Corporate Governance Committee: Ms. Strober, Ms. Taylor and Mr. McAndrews. Immediately following the Annual Meeting, Ms. Taylor will serve as chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during fiscal year 2005. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee charter that is attached as Appendix C to these proxy materials and is available on Blue Nile’s website, www.bluenile.com in the corporate governance section of its investor relations page.
      The Nominating and Corporate Governance Committee reviews the experience and characteristics appropriate for members of the Board of Directors and director candidates in light of the Board of Directors’ composition at the time and skills and expertise needed at the Board and committee levels. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be “independent” under Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of Blue Nile’s voting stock.
      The Nominating and Corporate Governance Committee will consider properly submitted director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104, Attention: Corporate Secretary, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Recommendations must include the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information, a description of the proposed candidate’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. No such recommendation of a candidate to the Nominating and Corporate Governance Committee shall be deemed to satisfy the nomination requirements set forth in our Bylaws.
Meetings of the Board of Directors
      The Board of Directors met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Stockholder Communications With The Board Of Directors
      The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Blue Nile at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors on a periodic basis.
Code Of Ethics
      The Company has adopted the Blue Nile, Inc. Code of Ethics that applies to all officers, directors and employees. The Code of Ethics is available on the Blue Nile website at www.bluenile.com in the corporate governance section of its investor relations page. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Report of the Audit Committee of the Board of Directors(1)
      As described more fully in its charter, the purpose of Blue Nile, Inc.’s (“Blue Nile”) Audit Committee (the “Audit Committee”) is to act on behalf of Blue Nile’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to:

•	Blue Nile’s corporate accounting, financial reporting practices and audits of financial statements;

•	the quality and integrity of Blue Nile’s financial statements and reporting;

•	the systems of internal control over financial reports;

•	the qualifications, independence and performance of any firm or firms of certified public accountants engaged as Blue Nile’s independent outside auditors; and

•	the performance of Blue Nile’s internal audit function.
      The Audit Committee is made up solely of independent directors, as defined in the rules of The Nasdaq Stock Market, Inc. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. A copy of the Audit Committee’s charter is attached as Appendix A to these proxy materials and is available on Blue Nile’s website, www.bluenile.com in the corporate governance section of its investor relations page. The Audit Committee reassesses the adequacy of the Audit Committee charter on an annual basis.
      It is the responsibility of Blue Nile’s management to prepare Blue Nile’s financial statements and periodic reports and the responsibility of Blue Nile’s outside independent auditors to audit those financial statements. Blue Nile’s independent outside auditing firm for fiscal year 2005 was PricewaterhouseCoopers LLP (“PwC”). The Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the independent outside auditing firm. In accordance with existing Audit Committee policy and applicable law, all services to be provided by Blue Nile’s outside independent auditors are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the Chair of the Audit Committee has the delegated authority from the Committee to pre-approve additional services, and such pre-approvals are then communicated and ratified by the full Audit Committee. Applicable law prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. Blue Nile has not obtained any of these services from PwC. See “Ratification of Selection of Independent Auditors” for more information regarding fees paid to PwC for services in fiscal years 2004 and 2005.
      As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2005 with management. The Audit Committee also discussed with PwC those matters relating to PwC’s judgments about the quality, as well as the acceptability, of Blue Nile’s accounting principles as required to be discussed with PwC by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter required by Independent Standards Board Statement No. 1, Independence Discussions with Audit Committee, and has discussed PwC’s independence with representatives of the firm.

(1) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

      Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC, the Audit Committee has recommended that the Board include the audited consolidated financial statements for the fiscal year ended January 1, 2006 in Blue Nile’s Annual Report on Form 10-K.
      On April 4, 2006, the Audit Committee of the Board of Directors approved the appointment of Deloitte & Touche LLP as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2006 in place of PricewaterhouseCoopers LLP.
      In connection with the Company’s audits for the fiscal years ended January 2, 2005 and January 1, 2006, and in the subsequent period before PricewaterhouseCoopers LLP’s dismissal on April 4, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s reports on the financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company’s Current Report on Form 8-K dated April 4, 2006.

Respectfully submitted,

W. Eric Carlborg, Chairman
Joseph Jimenez
Joanna Strober
Mary Alice Taylor
Date: April 21, 2006
Proposal 2
Ratification Of Selection Of Independent Auditors
      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. PricwaterhouseCoopers LLP audited the Company’s fiscal 2001, 2002, 2003, 2004 and 2005 financial statements. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither the Company’s Bylaws nor other governing documents or law requires stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors. If the stockholders fail to ratify the selection, however, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Regardless of the outcome of the stockholder vote, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
      The following table represents aggregate fees billed or expected to be billed to the Company for the fiscal years ended January 1, 2006 and January 2, 2005, by PricewaterhouseCoopers LLP, the Company’s principal accountant for each of these fiscal years. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended

	January 1, 2006	January 2, 2005

Audit Fees(1)	$517,336	$566,572
Audit-related Fees(2)	14,500	—
Tax Fees(3)	51,416	44,914
All Other Fees(4)	2,320	327,648

Total Fees	$585,572	$939,134

(1)	Audit fees include services for verifying the consolidated financial statements of the Company, along with reviews of the interim financial information of the Company and its Forms 10-K and 10-Q. Audit fees also include fees related to the audit of the Company’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and the attestation of management’s report on the effectiveness of the Company’s internal control over financial reporting. The fiscal year 2004 audit fees include the audits of the fiscal 2001, 2002, 2003 and 2004 financial statements, and the review of interim information for fiscal 2002, 2003 and 2004.

(2)	Audit related fees include services that are reasonably related to the performance of the audit or review of financial statements not included in “Audit Fees” above.

(3)	Tax fees in both fiscal 2005 and 2004 relate to federal and state tax return preparation and federal, state and foreign tax planning and consulting.

(4)	Other fees in fiscal year 2005 consist primarily of fees related to a subscription service. Other fees in fiscal year 2004 consist primarily of fees related to the filing of the Company’s registration statement on Form S-1 in May 2004 and fees related to a subscription service.
Pre-Approval Policies and Procedures
      The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Blue Nile’s independent auditor. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to and ratified by the full Audit Committee at its next scheduled meeting. As such, the engagement of PricewaterhouseCoopers LLP to render all of the services described in the categories above was approved by the Audit Committee in advance of rendering those services or approved by a delegate and subsequently ratified by the Audit Committee at its next scheduled meeting.

      The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
Change In Independent Public Accountant
      On April 4, 2006, the Audit Committee of the Board of Directors approved the appointment of Deloitte & Touche LLP as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2006 in place of PricewaterhouseCoopers LLP.
      In connection with the Company’s audits for the fiscal years ended January 2, 2005 and January 1, 2006, and in the subsequent period before PricewaterhouseCoopers LLP’s dismissal on April 4, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s reports on the financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company’s Current Report on Form 8-K dated April 4, 2006.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Security Ownership Of
Certain Beneficial Owners And Management
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 17, 2006, except as otherwise indicated, by: (i) each director and nominee for director; (ii) each of our named executive officers (as defined herein); (iii) all executive officers, directors and nominees for director of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Blue Nile, 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total

FMR Corp.(2)	2,353,118	13.5%
82 Devonshire Street
Boston, MA 02109
Baron Capital Group, Inc.(3)	1,747,949	10.0%
767 Fifth Avenue
New York, NY 10153
Morgan Stanley(4)	1,742,050	10.0%
1585 Broadway
New York, NY 10036
Capital Research and Management Company(5)	1,189,780	6.8%
333 South Hope Street
Los Angeles, CA 90071
Orbis Investment Management Limited, Orbis Asset Management Limited(6)	1,005,208	5.8%
34 Bermudiana Road
Hamilton, HM 11, Bermuda
SMALLCAP World Fund, Inc.(7)	985,375	5.6%
333 South Hope Street
Los Angeles, CA 90071
Delaware Management Holdings(8)	977,255	5.6%
2005 Market Street
Philadelphia, PA 19103
Mark Vadon(9)	1,712,060	9.7%
Diane Irvine(10)	357,470	2.0%
Susan Bell(11)	107,347	*
Darrell Cavens(12)	96,482	*
Terri Maupin(13)	21,999	*
Robert Paquin	487,319	2.8%
Joseph Jimenez(14)	40,826	*
Mary Alice Taylor(15)	39,253	*
Augustus Tai(16)	20,300	*
Joanna Strober(17)	18,198	*
Brian McAndrews(18)	17,215	*
W. Eric Carlborg(19)	11,833	*
All executive officers and directors as a group (13 persons)(20)	2,988,274	16.4%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,468,960 shares outstanding on March 17, 2006, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 17, 2006 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(2)	FMR Corp. reported to the SEC on its form Schedule 13G/ A on February 14, 2006 that it beneficially owned 2,353,118 shares of the Company’s common stock as of December 31, 2005. The 2,353,118 shares, represents 2,119,818 shares held by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and 233,300 shares held by Fidelity Management Trust Company (“Fidelity Trust”), a wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 2,119,818 shares owned by Fidelity. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with Fidelity’s Board of Trustees. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Trust, each has sole dispositive power over 233,300 shares and sole power to vote or to direct the voting of 233,3000 shares. Members of the Edward C. Johnson family, through their ownership of approximately 49% of the voting power of FMR Corp. and the execution of a shareholders’ voting agreement, may be deemed under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Baron Capital Group, Inc. reported to the SEC on its form Schedule 13G/ A on February 13, 2006 that it beneficially owned 1,747,949 shares of the Company’s common stock as of December 31, 2005. The 1,747,949 shares represents 1,665,900 shares held by BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., and 82,049 shares held by Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc. and may be deemed to share power to vote and dispose of the shares held by the Baron Capital Group, Inc.

(4)	Morgan Stanley reported to the SEC on its form Schedule 13G on January 10, 2006 that it beneficially owned 1,742,050 shares of the Company’s common stock as of December 31, 2005. Morgan Stanley is a parent holding company. The 1,742,050 shares represent 1,641,283 shares beneficially owned by Morgan Stanley Investment Management Inc., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly owned subsidiary of Morgan Stanley.

(5)	Capital Research and Management Company reported to the SEC on its form Schedule 13G on February 10, 2006 that it beneficially owned 1,189,780 shares of the Company’s common stock as of December 31, 2005. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is deemed to be the beneficial owner of the 1,189,780 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(6)	Orbis Investment Management Limited (“OIML”) and Orbis Asset Management Limited (“OAML”) reported to the SEC on its form Schedule 13G on February 16, 2006 that it beneficially owned 1,005,208 shares of the Company’s common stock as of December 31, 2005. OIML and OAML are together deemed to constitute a “group” for the purposes of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). OIML is the beneficial owner of 995,208 shares and OAML is the beneficial owner of 10,000 shares.

(7)	SMALLCAP World Fund, Inc. reported to the SEC on its form Schedule 13G on February 10, 2006 that it beneficially owned 985,375 shares of the Company’s common stock as of December 31, 2005. SMALLCAP World Fund, Inc. an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, is the beneficial owner of the 985,375 shares.

(8)	Delaware Management Holdings reported to the SEC on its form Schedule 13G on February 9, 2006 that it beneficially owned 977,255 shares of the Company’s common stock as of December 31, 2005. Delaware Management Holdings is a parent holding company in accordance with Rule 240.13d-1 (b)(1)(ii)(G) promulgated under the Exchange Act and has filed as a group.

(9)	Includes 271,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(10)	Includes 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of Laura Anne Irvine under the Washington Uniform Gift to Minors Act, 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of David Douglas Irvine under the Washington Uniform Gift to Minors Act, 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of Jessica Leigh Irvine under the Washington Uniform Gift to Minors Act and 146,802 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(11)	Includes 78,389 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(12)	Includes 92,282 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(13)	Includes 16,199 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(14)	Includes 35,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(15)	Includes 35,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(16)	Includes 15,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(17)	Includes 15,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(18)	Includes 15,666 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(19)	Includes 10,833 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after March 17, 2006.

(20)	Includes shares held by Mr. Vadon, Ms. Irvine, Ms. Bell, Mr. Cavens, Ms. Maupin and Mr. Paquin and the shares described in notes (14) through (19) above, 22,491 shares held by Blue Nile’s executive officers who are not named executive officers and 35,481 shares issuable pursuant to options held by executive officers who are not named executive officers that are exercisable within 60 days after March 17, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 1, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as set forth below.
      During fiscal 2005, all transactions for Ms. Irvine were timely reported, but her direct holdings as reported inadvertently included her indirect shareholdings of: (i) 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of Laura Anne Irvine under the Washington Uniform Gift to Minors Act; (ii) 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of David Douglas Irvine under the Washington Uniform Gift to Minors Act; and (iii) 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of Jessica Leigh Irvine under the Washington Uniform Gift to Minors Act. This error was corrected on a Form 4 filed on August 12, 2005.
Compensation of Directors
      Each non-employee director of the Company receives an annual retainer of $10,000 for serving on the Company’s Board of Directors, an additional $1,000 per member for serving on any committee of the Board of Directors and an additional $1,000 for serving as chairperson of the Audit Committee. The annual retainer of $10,000 is paid in quarterly installments. At the discretion of the Company’s Board of Directors, directors may be permitted to forego all or a portion of their annual $10,000 cash payment for service on the Board in exchange for a grant or grants of restricted stock under the 2004 Equity Incentive Plan having a fair market value equal to the amount of foregone cash compensation. In the fiscal year ended January 1, 2006, the total compensation paid to non-employee directors was $71,000; of this amount $41,170 was paid to the directors in cash and $29,830 was paid to the directors through a grant of an aggregate of 912 shares of stock in lieu of cash. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board and committee meetings in accordance with Company policy.
      In March 2004, the Company adopted the 2004 Non-Employee Directors’ Stock Option Plan. Under this plan, upon joining the Company’s Board of Directors, each non-employee director receives an option grant to purchase 20,000 shares of the Company’s common stock. The initial grant will vest monthly with respect to 1/30th of the shares subject to the grant for the first 12 months following the date of grant and 1/60th of the shares subject to the grant for the subsequent 36 months. Upon joining the Board of Directors in February 2005, Mr. Carlborg was issued an initial grant of 20,000 shares of common stock under the Company’s Non-Employee Directors’ Stock Option Plan.
      Each non-employee director will receive an additional option grant to purchase 16,000 shares of the Company’s common stock upon full vesting of either the option grant they received in April 2004 under the 1999 Equity Incentive Plan or, with respect to directors who joined the Board after the April 2004 grant, their initial grant under the 2004 Non-Employee Directors’ Stock Option Plan as well as any such subsequent additional grants.
      Each non-employee director will receive an annual option grant to purchase 4,000 shares of the Company’s common stock on the date following each Annual Meeting of stockholders, which will be reduced pro rata for each full quarter prior to the grant date during which the director did not serve as a non-employee director. In 2005, each director received their pro rata share of the Company’s common stock following the 2005 Annual Meeting of stockholders.
      In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of options granted to non-employee directors under the 1999 Equity Incentive Plan in April 2004 and all options granted under the 2004 Non-Employee Directors’ Stock Option Plan will accelerate in full for the directors who are then providing services to the Company or the Company’s affiliates.
      During fiscal year 2005, no options were exercised by directors under the 1999 Equity Incentive Plan or the 2004 Non-Employee Directors’ Stock Option Plan.

Executive Officers
      Set forth below is information regarding Blue Nile’s executive officers as of March 17, 2006.

Name	Age	Position

Mark Vadon	36	Chairman, Chief Executive Officer and President
Diane Irvine	47	Chief Financial Officer and Director
Susan Bell	48	Senior Vice President
Darrell Cavens	33	Senior Vice President
Dwight Gaston	37	Senior Vice President
Terri Maupin	44	Vice President of Finance, Controller and Corporate Secretary
      Mark Vadon co-founded Blue Nile and has served as Chairman of the Board of Directors, Chief Executive Officer and President since its inception. From December 1992 to March 1999, Mr. Vadon was a consultant for Bain & Company, a management consulting firm. Mr. Vadon holds a B.A. in Social Studies from Harvard University and an M.B.A. from Stanford University.
      Diane Irvine has served as Blue Nile’s Chief Financial Officer since December 1999 and as a director since May 2001. From February 1994 to May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., a timberland management and wood products company. From September 1981 to February 1994, Ms. Irvine served in various capacities, most recently as a partner, with Coopers and Lybrand LLP, an accounting firm. Ms. Irvine serves on the board of directors of Davidson Companies, an investment banking and asset management company. Ms. Irvine holds a B.S. in Accounting from Illinois State University and an M.S. in Taxation from Golden Gate University.
      Susan Bell has served as Blue Nile’s Senior Vice President since June 2005. Ms. Bell has held executive level positions in both marketing and merchandising since she joined Blue Nile in September 2001. From October 2000 to February 2001, Ms. Bell served as Vice President of Merchandising and Marketing for The Body Shop Digital, an e-commerce company. From July 1984 to July 2000, Ms. Bell served in various capacities at Eddie Bauer, Inc., a clothing and merchandise retail company, most recently as Vice President and General Merchandising Manager. Ms. Bell holds a B.A. in Business Administration from San Francisco State University.
      Darrell Cavens has served as Blue Nile’s Senior Vice President since June 2005. Mr. Cavens served as Vice President of Development from October 2003 through June 2005, and as Blue Nile’s Chief Technology Officer from November 2000 to June 2005. From September 1999 to November 2000, Mr. Cavens served as Blue Nile’s Director of Technology. From April 1996 to September 1999, Mr. Cavens worked as Staff Engineer within the Advanced Development team at Starwave Corporation, an Internet development company. Mr. Cavens attended the University of Victoria in Canada from 1990 to 1994.
      Dwight Gaston has served as Blue Nile’s Senior Vice President since September 2005. From July 2003 to March 2005, Mr. Gaston served as Vice President of Operations, and from May 1999 to July 2003, Mr. Gaston served as Blue Nile’s Director of Fulfillment Operations. From June 1992 to June 1995 and from August 1997 to May 1999, Mr. Gaston was a consultant with Bain & Company, a management consulting firm. Mr. Gaston holds a B.A. in Economics from Rice University and an M.B.A. from Harvard University.
      Terri Maupin has served as Blue Nile’s Vice President of Finance and Controller since July 2004 and as Corporate Secretary since October 2004. From September 2003 to July 2004, Ms. Maupin served as Blue Nile’s Controller. From February 2001 to September 2003, Ms. Maupin served as the Staff Vice President of Finance and Controller at Alaska Air Group, Inc., the parent company of airline companies Alaska Airlines, Inc. and Horizon Air Industries, Inc., and Staff Vice President of Finance and Controller at Alaska Airlines, Inc. From September 1994 through January 2001, Ms. Maupin served in various capacities at Nordstrom, Inc., a clothing and merchandise retail company, most recently as Director of Financial Reporting. Ms. Maupin holds a B.A. in Accounting from Western Washington University.

Compensation of Executive Officers
      The following table sets forth compensation information earned by our Chief Executive Officer, the other four most highly compensated executive officers as of January 1, 2006 and any individual who would have been one of the four most highly compensated executive officers but was not serving as of January 1, 2006 (we refer to these officers as our “named executive officers”) as of the end of our last three fiscal years.
Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options	Compensation ($)

Mark Vadon	2005	327,725	30,000	117,000	4,920	(1)
Chairman, Chief Executive Officer	2004	299,914	76,000	180,000	6,677	(2)
and President	2003	249,499	100,000	100,000	5,107	(3)

Diane Irvine	2005	273,663	31,667	62,000	4,920	(4)
Chief Financial Officer and Director	2004	265,478	76,000	65,000	6,017	(5)
	2003	249,499	100,000	40,000	5,924	(6)

Susan Bell	2005	212,085	5,417	29,000	8,091	(7)
Senior Vice President	2004	205,220	—	5,000	11,338	(8)
	2003	193,000	—	6,000	7,950	(9)

Darrell Cavens	2005	166,873	13,334	20,000	4,057	(10)
Senior Vice President	2004	148,220	—	25,000	3,684	(11)
	2003	142,125	—	16,000	3,148	(12)

Terri Maupin	2005	143,897	5,000	12,000	3,598	(13)
Vice President of Finance,	2004	135,720	—	20,000	3,334	(14)
Controller and Corporate Secretary	2003	38,009	—	22,000	240	(15)

Robert Paquin	2005	283,000	20,000	48,000	6,935	(16)
Former Executive Vice President	2004	283,000	76,000	50,000	8,271	(17)
	2003	282,880	100,000	20,000	7,445	(18)

(1)	Of this amount, $4,200 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(2)	Of this amount, $5,957 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(3)	Of this amount, $4,387 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(4)	Of this amount, $4,200 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(5)	Of this amount, $5,297 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(6)	Of this amount, $5,204 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(7)	Of this amount, $4,242 is for matching contributions under Blue Nile’s 401(k) plan, $720 is for a transportation allowance and $3,129 is for medical insurance premiums for dependents.

(8)	Of this amount, $4,105 is for matching contributions under Blue Nile’s 401(k) plan, $720 is for a transportation allowance and $6,513 is for medical insurance premiums for dependents.

(9)	Of this amount, $3,872 is for matching contributions under Blue Nile’s 401(k) plan, $720 is for a transportation allowance and $3,358 is for medical insurance premiums for dependents.

(10)	Of this amount, $3,337 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(11)	Of this amount, $2,964 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(12)	Of this amount, $2,848 is for matching contributions under Blue Nile’s 401(k) plan and $300 is for a transportation allowance.

(13)	Of this amount, $2,878 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(14)	Of this amount, $2,614 is for matching contributions under Blue Nile’s 401(k) plan and $720 is for a transportation allowance.

(15)	This amount of $240 is for a transportation allowance.

(16)	Of this amount, $4,200 is for matching contributions under Blue Nile’s 401(k) plan and $2,735 is for a transportation allowance.

(17)	Of this amount, $5,660 is for matching contributions under Blue Nile’s 401(k) plan and $2,611 is for a transportation allowance.

(18)	Of this amount, $4,957 is for matching contributions under Blue Nile’s 401(k) plan and $2,488 is for a transportation allowance.
Stock Option Grants And Exercises
      The Company grants options to its executive officers under its 2004 Equity Incentive Plan. Prior to the adoption of the 2004 Equity Incentive Plan, the Company granted options to its executive officers under its 1999 Equity Incentive Plan. As of March 17, 2006, (i) options to purchase a total of 845,622 shares were outstanding under the 2004 Equity Incentive Plan and options to purchase 3,430,976 shares remained available for grant under the 2004 Equity Incentive Plan; and (ii) options to purchase a total of 912,282 shares were outstanding under the 1999 Equity Incentive Plan and options to purchase 0 shares remained available for grant under the 1999 Equity Incentive Plan. The Company has never granted any stock appreciation rights.
      The following table shows for the fiscal year ended January 1, 2006, certain information regarding options granted to, exercised by, and held at year end by, each of our named executive officers.
Option Grants in Last Fiscal Year

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price
						Appreciation for Option
	Individual Grants					Term (1)

			% of Total
	Number of		Options to	Exercise or
	Securities		Employees	Base Price
	Underlying		in Fiscal	($/Sh)	Expiration
Name	Options (#)		Year (2)	(3)	Date (4)	5% ($)	10% ($)

Mark Vadon	117,000	(5)	21.41	32.97	August 2015	2,425,955	6,147,846
Diane Irvine	62,000	(5)	11.35	32.97	August 2015	1,285,549	3,257,833
Susan Bell	29,000	(5)	5.31	32.97	August 2015	601,305	1,523,825
Darrell Cavens	20,000	(5)	3.66	32.97	August 2015	414,693	1,050,914
Terri Maupin	12,000	(5)	2.20	32.97	August 2015	248,816	630,548
Robert Paquin	48,000	(6)	8.78	32.97	August 2015	995,263	2,522,193

(1)	Potential realizable values (i) are net of exercise price before taxes, (ii) assume that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, and (iii) assume the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on SEC rules and do not reflect our estimate of future stock price growth.

(2)	Based on options to purchase 546,475 shares of common stock granted to employees in fiscal year 2005.

(3)	The exercise price of each option was equal to the closing sales price of the Company’s common stock as reported on the Nasdaq Stock Market for the last market trading day prior to the date of grant.

(4)	Each of the options granted to the named executive officers has a 10 year term, subject to earlier termination if the optionee’s service with the Company ceases. Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable. See the section entitled “Employment, Severance and Change of Control Agreements” below for a description of the Company’s agreements with the named executive officers concerning stock options that have been granted to them.

(5)	The options vest over four years with 25% of the shares vesting one year from the date of grant and 2.08% of the shares vesting each month thereafter.

(6)	The options vest monthly over four years from the vesting commencement date. All unvested options granted to Mr. Paquin were automatically cancelled in connection with Mr. Paquin’s resignation from the Company on December 31, 2005.

      The following table presents for Blue Nile’s named executive officers the number and value of securities underlying unexercised options that were held by those officers as of January 1, 2006. The numbers in the column entitled “Value of Unexercised In-The-Money Options at January 1, 2006” are based on the fair market value of Blue Nile’s common stock of $40.31 at January 1, 2006, less the exercise price payable for these shares.
Aggregated Option Exercises in Last Fiscal Year and Option Values at January 1, 2006

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
			January 1, 2006		January 1, 2006

	Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	on Exercise (#)	($)	(#)	(#)	($)	($)

Mark Vadon	—	—	248,332	278,668	7,664,108	3,411,022
Diane Irvine	—	—	138,052	122,003	4,687,486	1,427,927
Susan Bell	3,000	76,890	76,639	36,501	2,990,845	392,914
Darrell Cavens	—	—	88,466	44,134	3,216,711	561,095
Terri Maupin	4,800	95,840	14,241	34,959	323,918	551,194
Robert Paquin	—	—	246,330	—	9,142,134	—
Employment, Severance and Change of Control Agreements
      Each of the Company’s named executive officers, except for Mr. Vadon, has signed offer letters. These offer letters provide that the officer is an at-will employee. These offer letters also provide for salary and stock option grants, as well as other customary benefits and terms.
      Options to purchase an aggregate of 40,000 shares of Blue Nile’s common stock granted to Ms. Irvine in 2003, and options to purchase an aggregate of 100,000 shares of Blue Nile’s common stock granted to Mr. Vadon in 2003 are subject to accelerated vesting, if, within 12 months following a change of control, the employee:

•	is terminated without cause;

•	voluntarily terminates continuous service following a material reduction in such employee’s responsibilities and duties without cause; or

•	voluntarily terminates continuous service following a relocation of the principal place where such employee’s responsibilities and duties are performed outside of a specified radius.

1999 Equity Incentive Plan
      Under the 1999 Equity Incentive Plan, in the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, if the surviving or acquiring entity does not assume or substitute the stock options, the vesting of each option issued under the 1999 Equity Incentive Plan will accelerate in full and the option will terminate if not exercised prior to the consummation of the transaction, and under the 1999 Equity Incentive Plan, if the surviving or acquiring entity assumes or substitutes the stock options, the vesting on each option shall accelerate as follows:

•	any portion of each stock option that is not subject to monthly vesting, but is subject to vesting based on the expiration of a one year period will be treated as if the award had vested ratably on a monthly basis from the vesting commencement date; and

•	the lesser of (i) twelve and one-half percent of all shares subject to such stock grant, or (ii) an amount equal to the remaining unvested shares, will vest upon the closing of such corporate transaction.
      Additionally, under the 1999 Equity Incentive Plan, if any person or entity, or group thereof acting together, acquires shares representing at least 50% of the voting power entitled to vote in the election of the Company’s directors, other than in certain corporate transactions, the vesting of each option granted under the 1999 Equity Incentive Plan will accelerate in full for those whose service with the Company or any of the Company’s affiliates has not terminated.

2004 Equity Incentive Plan
      Under the 2004 Equity Incentive Plan, in the event of certain corporate transactions, if the surviving or acquiring entity elects not to assume, continue or substitute for options granted under the 2004 Equity Incentive Plan, the vesting and exercisability of each option granted under the 2004 Equity Incentive Plan will accelerate in full for those whose service with the Company or any of the Company’s affiliates has not terminated and such options will be terminated if not exercised prior to the effective date of such corporate transaction.

Equity Compensation Plan Information
      Blue Nile currently maintains four compensation plans that provide for the issuance of Blue Nile’s common stock to officers and other employees, directors and consultants. These plans consist of the 1999 Equity Incentive Plan, the 2004 Equity Incentive Plan, the 2004 Non-Employee Directors’ Stock Option Plan and the 2004 Employee Stock Purchase Plan. Each of these four plans has been approved by the Company’s stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of January 1, 2006:

Number of Shares
	Number of Shares to		Remaining Available for
	be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Shares
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	2,095,071 (1)	$15.84	3,918,003 (2)

Equity compensation plans not approved by stockholders	—	—	—

Total	2,095,071 (1)	$15.84	3,918,003 (2)

(1)	Includes outstanding options to purchase 1,178,217 shares of common stock under the 1999 Equity Incentive Plan, 874,854 shares of common stock under the 2004 Equity Incentive Plan, 42,000 shares of common stock under the 2004 Non-Employee Directors’ Stock Option Plan and 0 shares of common stock under the 2004 Employee Stock Purchase Plan.

(2)	There are 0 shares available for grant under the 1999 Equity Incentive Plan, 2,560,003 shares available for grant under the 2004 Equity Incentive Plan, 358,000 shares available for grant under the 2004 Non-Employee Directors’ Stock Option Plan and 1,000,000 shares available for grant under the 2004 Employee Stock Purchase Plan. The aggregate number of shares of common stock that are reserved for issuance under the 2004 Equity Incentive Plan automatically increases on the first day of each fiscal year up to and including 2014, by five percent of the number of shares of common stock outstanding on such date unless the Board of Directors designates a smaller number. The aggregate number of shares of common stock that are reserved for issuance under the 2004 Non-Employee Directors’ Plan automatically increases the first day of each fiscal year up to and including 2014, by the number of shares of common stock subject to options granted during the prior calendar year unless the Board of Directors designates a smaller number. After the effective date of the first offering under the 2004 Employee Stock Purchase Plan, the aggregate number of shares of common stock that are reserved for issuance under the 2004 Employee Stock Purchase Plan automatically increases on the first day of each fiscal year for 20 years, by the lesser of 320,000 shares or one and one half percent of the number of shares of common stock outstanding on each such date, unless the Board of Directors designates a smaller number.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation(1)
      As more specifically set forth in the Compensation Committee’s charter, the purpose of Blue Nile, Inc.’s (“Blue Nile” or the “Company”) Compensation Committee (the “Committee”) is to act on behalf of the Board of Directors (the “Board”) in fulfilling the Board’s responsibilities to oversee Blue Nile’s compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers. In fiscal year 2005, the Committee was comprised of three independent, non-employee directors: Augustus Tai, Joseph Jimenez and Brian McAndrews. Mr. Tai served as Chair of the Committee. In connection with Mr. Tai’s decision not to run for re-election to the Board at the 2006 Annual Meeting, Mr. Jimenez will serve as Chair of the Committee immediately following the 2006 Annual Meeting. If Ms. Saunders is elected to the Board, she will serve as a member of the Committee. Ms. Saunders would be an independent non-employee director.
      The Chair of the Committee reports the Committee’s actions and recommendations at the Board meetings. The Committee has access to internal personnel as the Committee deems necessary or appropriate, and the Committee has the authority to obtain, at the expense of Blue Nile, advice and assistance from internal or external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee regularly meets in executive sessions without members of management present.
Compensation Philosophy
      Blue Nile’s compensation program is designed to:

•	attract, retain and motivate outstanding employees by providing appropriate levels of risk and reward, assessed on a relative basis at all levels within Blue Nile and in proportion to individual contribution and performance; and

•	establish incentives for management and employees that further the long-term business objectives and the long-term value of Blue Nile.
      The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should be designed to attract and retain highly qualified executives. The Committee believes that the executive compensation program should be competitive in the market and should align executives’ financial interests with long-term shareholder value.
Components of Compensation
      The three main components of Blue Nile’s executive compensation for fiscal year 2005 were base salary, cash incentive bonuses and stock option awards. To assist in its review of the key elements of executive compensation for 2005, the Committee engaged an independent compensation consultant who provided comparative compensation information for equivalent positions at peer companies. The consultant’s analysis used several broad comparison groups of peer companies that were deemed to be relevant comparisons based on industry, size of company and other factors.
      Base Salary. In establishing base salaries for executive officers, the Committee considers the executive’s level of responsibility, experience, individual performance and contribution to Company performance, along with the market analysis performed by the independent consultant. Base salaries for Blue Nile executives are reviewed on an annual basis, and adjustments in base salaries may also be

(1) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

considered at the time of a change in responsibilities. The base salaries for executives are designed to be competitive (which we define as approximately the 50th percentile) compared with prevailing market rates at peer companies for equivalent positions. In addition to reviewing executive officers’ compensation against the comparison group of peer companies, the Committee also seeks input from the chief executive officer regarding total compensation for the other executive officers reporting directly to him.
      Annual Incentive Bonuses. The Company has a cash incentive program for executive officers that provides variable cash incentives upon the achievement of financial and other performance objectives. The cash incentive bonuses are designed to be competitive (which we define as approximately 50th percentile) compared with prevailing market rates at peer companies for equivalent positions. For 2005, 60% of the aggregate target bonus pool was established based on the achievement of the Company’s free cash flow objectives for the fiscal year with the remainder of the pool established based on the achievement of other quantitative and qualitative objectives set forth by the Committee, including individual and Company performance objectives and other financial objectives. The maximum that could be awarded to an executive officer was 200% of the target bonus. After the end of the fiscal year 2005, the Committee reviewed Blue Nile’s achievement of the established performance targets and awarded a total of $113,752 to Blue Nile’s executive officers, including its chief executive officer, and the Committee approved bonus payments ranging from 30% to 100% of the individual bonus targets.
      Long-Term Incentive Compensation — Equity Awards. The Committee believes that equity awards tie compensation to the long-term performance of the Company and to the creation of stockholder value, and serve to closely align the long-term interests and financial incentives of its executive officers with those of the Company’s stockholders.
      In past years and in 2005, long-term incentive compensation of executive officers took the form of stock option awards. The Committee believes in the importance of equity ownership for all executive officers and employees, for purposes of incentive, retention and alignment with stockholders. In determining the size of stock option grants to executive officers, the Committee considers the value of total compensation for comparable positions at peer companies and factors such as the recipient’s level of responsibility, individual and Company performance, and the individual’s anticipated level of future contributions to the Company’s success. In fiscal year 2005, the executive officers (excluding the chief executive officer) were granted options to purchase between 12,000 and 62,000 shares of Blue Nile’s common stock, which ranged from 2.2 percent to 11.35 percent of the total options granted to Company employees. The exercise price of options granted to executives and other employees generally is the closing sales price of Blue Nile’s common stock on the last market trading day preceding the option grant award date. Executives receive value from these grants only if Blue Nile’s common stock appreciates over the long term. In general, the equity awards granted to executive officers vest over a 4-year period as follows: 1/4th of the shares vest one year after the vesting commencement date and 1/48th of the shares vest monthly thereafter.
Other Benefits
      Blue Nile does not maintain any non-qualified deferred compensation plans, defined benefit pension plans or supplemental retirement plans for its executive officers. The Company has a tax-qualified 401(k) defined contribution retirement plan (“401(k) Plan”) that is available to all eligible employees. The 401(k) Plan is a defined contribution plan designed to allow employees to accumulate retirement funds through employee and Company contributions. All Company contributions are made in cash and are invested in funds as directed by the participant, with the participant being able to select from a variety of mutual funds. Blue Nile does not offer participants the opportunity to invest in shares of Blue Nile stock through the 401(k) Plan. For 2005, Blue Nile’s contributions to the 401(k) Plan for all eligible employees, including executive officers, equaled 50% of the amount contributed by the employee up to 4% of such employee’s compensation. The Company contribution has a four year vesting period whereby 25% of such contribution vests annually.

Chief Executive Officer Compensation
      Base Salary. During fiscal year 2005, Mark Vadon received a base salary of $327,725. His base salary was $300,000 until the Committee increased his salary 28% to $385,000 in September 2005. This increase moved Mr. Vadon’s base salary closer to the median percentile of base salaries of chief executive officers at peer companies. When establishing Mr. Vadon’s salary, the Committee reviewed the factors listed above in the “Base Salary” section of this report, with particular focus on Blue Nile’s financial performance and Mr. Vadon’s personal performance.
      Annual Incentive Bonuses. For fiscal year 2005, Mr. Vadon was awarded an incentive bonus equal to $30,000, which represented 41% of his target bonus amount. Because the Company’s free cash flow objective for the fiscal year was not met, the bonus payout was below the target amount. The individual performance component of Mr. Vadon’s bonus was above target, based on the achievement of the performance objectives set forth by the Committee (listed above in the “Annual Incentive Bonuses” section of this report).
      Long-Term Incentive Compensation — Equity Awards. In August 2005, Mr. Vadon was granted an option to purchase 117,000 shares of Blue Nile’s common stock at an exercise price of $32.97 (the closing sales price of Blue Nile’s common stock on the last market trading day prior to the day the option grant was awarded) under Blue Nile’s 2004 Equity Incentive Plan. When determining the stock option grant, the Committee considered the factors listed above in the “Long-Term Incentive Compensation” section of this report, with a particular focus on Blue Nile’s financial performance and Mr. Vadon’s personal performance. The grant of an option to purchase 117,000 shares of Blue Nile’s common stock represented 21.41% of the total options granted to employees in fiscal year 2005. The August 2005 option grant vests as follows: 1/4th of the shares vest one year after the vesting commencement date of August 31, 2005, and 1/48th of the shares vest monthly thereafter.

Tax Treatment of Stock Options and Restricted Stock Purchase Rights
      Section 162(m) of the Internal Revenue Code (the “Code”) limits Blue Nile to a deduction for federal income tax purposes of no more than $1 million of compensation paid to each of the Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. However, Section 162(m) contains an exception to this deduction limit for compensation paid pursuant to a compensation plan or agreement that existed during the period in which a company was not publicly held. This exception applies until the earliest of (i) the expiration of the plan or agreement, (ii) the material modification of the plan or agreement, (iii) issuance of all shares or other compensation reserved under the plan, or (iv) the first meeting of stockholders at which directors are to be elected occurring after the close of the third calendar year following the calendar year in which Blue Nile’s initial public offering occurs. The Company’s compensation plans and agreements were in existence prior to Blue Nile’s initial public offering, and none of the events specified above has yet occurred. Accordingly, the Committee believes that compensation paid pursuant to its compensation plans and agreements is not subject to the deduction limitation under Section 162(m). Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Committee intends to comply with Code Section 162(m) in the future to the extent consistent with the best interests of Blue Nile.

Respectfully submitted,

Augustus Tai (Chairman)
Joseph Jimenez
Brian McAndrews
Date: April 21, 2006
Compensation Committee Interlocks and Insider Participation
      None of Blue Nile’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on Blue Nile’s Board of Directors or Compensation Committee. No interlocking relationship exists between Blue Nile’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Performance Measurement Comparison(1)
      The following graph compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return of the Nasdaq Market Index and Hemscott’s Internet Software and Services Group Index for the period beginning on May 20, 2004, the date of the Company’s public offering, through January 1, 2006, the Company’s 2005 fiscal year end.
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN(2)

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Assumes $100 was invested on May 20, 2004, at the closing price on the date of Blue Nile’s initial public offering, in Blue Nile’s common stock and each index, and all dividends have been reinvested. No cash dividends have been declared on Blue Nile’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3)	Coredata formally changed its name to Hemscott, Inc. in 2005.

Certain Relationships and Related Transactions
      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is, or may be, made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.
Annual Report on Form 10-K
      A copy of the Company’s Annual Report on Form 10-K for the year ended January 1, 2006, accompanies this Proxy Statement. It is also available on the Company’s website, www.bluenile.com in the financial information section of the investor relations page. An additional copy will be furnished without charge to stockholders of record upon request by mail to Investor Relations at Blue Nile, 705 Fifth Avenue South, Suite 900, Seattle Washington 98104.
Householding of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Blue Nile stockholders will be “householding” Blue Nile’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Blue Nile, Inc., Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104 or contact Terri K. Maupin, the Corporate Secretary, at (206) 336-6700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mark Vadon
Chairman of the Board, Chief Executive Officer and President
Seattle, Washington
April 21, 2006

Appendix A
Blue Nile, Inc.
CHARTER OF THE AUDIT COMMITTEE
Purpose and Policy
      The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Blue Nile, Inc. (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the Company’s corporate accounting, financial reporting practices and audits of financial statements; (ii) the quality and integrity of the Company’s financial statements and reports; (iii) the qualifications, independence and performance of any firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”); (iv) the performance of the Company’s internal audit function; and (v) the Company’s systems of internal control over financial reporting.
      The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management and internal audit teams.
Composition
      Until such time as the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Reporting Date”), the Committee shall consist of at least two (2) members of the Board. On and after the Reporting Date, the Committee shall consist of at least three (3) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), including any exceptions permitted by such requirements. At least one member shall satisfy any applicable Nasdaq and SEC financial experience requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s Chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.
Operating Principles and Processes
      In fulfilling its functions and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact with the Board, members of senior management and independent professional advisors to the Board and its various committees, as applicable, shall be encouraged as a means of strengthening the Committee’s knowledge of relevant current and prospective corporate accounting and financial reporting issues.

•	Committee Education/Orientation — Developing with management and participating in a process for systematic review of important accounting and financial reporting issues and trends in accounting and financial reporting practices that could potentially impact the Company shall be encouraged to enhance the effectiveness of the Committee.

•	Information Needs — The Committee members shall communicate to the Chief Executive Officer or his or her designees the Committee’s expectations, and the nature, timing, and extent of any specific information or other supporting materials requested by the Committee for its meetings and deliberations.

•	Meeting Agendas — Committee meeting agendas shall be the responsibility of the Committee chairperson with input from the Committee members and other members of the Board as well as, to the extent deemed appropriate by the chairperson, from members of senior management and outside advisors.
Meetings
      The Committee will hold at least four (4) regular meetings per year and additional meetings as the Committee deems appropriate. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board.
Minutes and Reports
      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board. In addition, the Chairperson of the Committee or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.
Authority
      The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, advice and assistance from internal and external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.
Responsibilities
      The Committee’s responsibility is one of oversight. The members of the Audit Committee are not employees of the Company, and they do not perform, or represent that they perform, the functions of management or the independent auditors. The Committee relies on the expertise and knowledge of management, the internal auditor and the independent registered accounting firm in carrying out its oversight responsibilities. The management of the Company is responsible for preparing accurate and complete financial statements in accordance with generally accepted accounting principles and for establishing and maintaining appropriate accounting principles and financial reporting policies and satisfactory internal control over financial reporting. The independent registered accounting firm is responsible for auditing the Company’s annual consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is “independent” under applicable rules. These are the fundamental responsibilities of management and the independent auditors.
      The operation of the Committee will be subject to the provisions of the Bylaws of the Company and Delaware General Corporation Law, each as in effect from time to time. The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the Auditors and shall report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Auditors, to assess their qualifications including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new Auditors for the ensuing year.

2. To determine and approve engagements of the Auditors, prior to commencement of each such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3. To determine and approve engagements of the Auditors, prior to commencement of each such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence as required by Independent Standards Board Standard No. 1, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

7. On and after the Reporting Date, to review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

8. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Accounting Oversight Board (United States).

9. On and after the Reporting Date, to discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under the standards of the Public Accounting Oversight Board (United States).

10. On and after the Reporting Date, to review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.

12. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16. To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

18. To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

19. Periodically, to meet in separate sessions with the Auditors, the internal auditors and management to discuss any matters that the Committee, the Auditors, the internal auditors or management believe should be discussed privately with the Committee.

20. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

23. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Conduct, including (i) review and approval of related-party transactions as required by Nasdaq rules and (ii) to the extent permitted by the rules of Nasdaq and the SEC, the consideration and determination of whether to approve proposed waivers of the Code of Conduct applicable to the Company’s directors and executive officers.

24. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25. On and after the Reporting Date, to prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

27. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, the performance of the Company’s internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.
      It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Appendix B
Blue Nile, Inc.
CHARTER OF THE COMPENSATION COMMITTEE
Purpose and Policy
      The primary purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Blue Nile, Inc. (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company’s executive officers and directors. The term “compensation” shall include salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans.
      The policy of the Committee shall be as follows:

•	Compensation Structure. The Committee shall seek to maintain an overall compensation structure designed to attract, retain and motivate management and other employees by providing appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company and in proportion to individual contribution and performance; and

•	Long-Term Focus. The Committee shall seek to establish appropriate incentives for management and employees at all levels to further the Company’s long-term strategic plan and long-term value as a going concern and to avoid undue emphasis on short-term market value.
Composition
      The Committee shall consist of at least two (2) members of the Board. Each Committee member shall meet the (i) independence requirements of the rules of the Nasdaq National Market (“Nasdaq”); (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) outside director definition of 162(m) of the Internal Revenue Code of 1986 (the “Code”); and (iv) any other requirements imposed by applicable law. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s Chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.
Operating Principles and Processes
      In fulfilling its functions and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, shall be encouraged as a means of strengthening the Committee’s knowledge of relevant current and prospective issues with compensation policies, plans and programs.

•	Committee Education/ Orientation — Developing with management and participating in a process for systematic review of important compensation issues and trends that could potentially impact the Company shall be encouraged to enhance the effectiveness of the Committee.

•	Information Needs — The Committee members shall communicate to the Chief Executive Officer or his or her designees the Committee’s expectations, and the nature, timing, and extent of any specific information or other supporting materials requested by the Committee for its meetings and deliberations.

•	Meeting Agendas — Committee meeting agendas shall be the responsibility of the Committee chairperson with input from the Committee members and other members of the Board as well as, to the extent deemed appropriate by the chairperson, from members of senior management and outside advisors.
Meetings
      The Committee will hold at least two (2) regular meetings per year and additional meetings as the Committee deems appropriate. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board. Notwithstanding anything to the contrary set forth herein, the Chief Executive Officer may not be present for any portion of any meeting of the Committee at which the compensation of the Chief Executive Officer is deliberated or voted upon.
Minutes and Reports
      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board. In addition, the Chairperson of the Committee or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.
Authority
      The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. Except as limited by applicable laws, rules and regulations, the Committee shall have authority to require that any of the Company’s personnel, counsel, auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. In addition, the Committee shall have sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense.
      The Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code from time to time; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act.
Responsibilities
      The operation of the Committee will be subject to the provisions of the Bylaws of the Company and Delaware General Corporation Law, each as in effect from time to time. The Committee shall oversee the Company’s compensation strategy and policies as set forth below. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Overall Compensation Strategy. The Committee shall review, modify (as needed) and approve the overall compensation strategy and policies for the Company, including:

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management;

•	evaluating and recommending to the Board the compensation plans and programs advisable for the Company, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company;

•	reviewing regional and industry-wide compensation practices and trends to assess the propriety, adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry; however, the Committee shall exercise independent judgment in determining appropriate levels and type of compensation to be paid;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management;

•	reviewing and approving any compensation arrangement for any executive officer involving any subsidiary, special purpose or similar entity, taking into account the potential for conflicts of interest in such arrangements and whether the arrangement has the potential to benefit the Company; and

•	evaluating the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the Committee’s policies.

2. Compensation of Chief Executive Officer. The Committee, meeting in executive session, shall determine, in its sole discretion, the compensation and other terms of employment of the Company’s Chief Executive Officer and shall evaluate the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives, taking into account, among other things, the policies of the Committee and the Chief Executive Officer’s performance in:

•	fostering a corporate culture that promotes the highest levels of integrity and the highest ethical standards;

•	developing and executing the Company’s long-term strategic plan and conducting the business of the Company in a manner appropriate to enhance long-term stockholder value;

•	achieving the Chief Executive Officer’s individual performance goals and objectives; and

•	the achievement of any other corporate performance goals and objectives deemed relevant to the Chief Executive Officer as established by the Compensation Committee.

In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall seek to achieve an appropriate level of risk and reward, taking into consideration the Company’s performance and relative stockholder return, the potential benefits and costs to the Company, the value of similar incentives given to chief executive officers of comparable companies, incentives provided to the Chief Executive Officer in past years, and such other criteria as the Committee deems advisable. Notwithstanding anything to the contrary set forth herein, the Chief Executive Officer may not be present for any portion of any meeting of the Committee at which the compensation of the Chief Executive Officer is deliberated or voted upon.

3. Compensation of Other Officers. The Committee shall review and approve the individual and corporate performance goals and objectives of the Company’s other executive officers (as that term is defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder) that are periodically established. The Committee shall determine the compensation and other terms of employment of these officers, taking into consideration the officer’s success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to the officer as established by the Committee. The Chief Executive Officer may be present during these deliberations, but may not vote.

4. Compensation of Directors. The Committee shall recommend to the Board the type and amount of compensation to be paid or awarded to Board members, including consulting, retainer, Board meeting, committee and committee chair fees and stock option grants or awards.

5. Administration of Benefit Plans. The Committee shall recommend to the Board the adoption, amendment and termination of the Company’s stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The Committee shall have full power and authority to administer and delegate the administration of these plans to the extent permissible pursuant to applicable laws and regulations, establish guidelines, interpret plan documents, select participants, approve grants and awards, and exercise such other power and authority as may be permitted or required under such plans.

6. Insurance Coverage. The Committee shall review and establish appropriate insurance coverage for the Company’s directors and executive officers.

7. Proxy Statement Report. At such time as the Company becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act (the “Reporting Date”), the Committee shall prepare any report required by the applicable SEC rules and regulations to be included in the Company’s annual proxy statement.

Appendix C
BLUE NILE, INC.
CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Purpose and Policy
      The primary purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Blue Nile, Inc. (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s responsibilities to: (i) identify, review and evaluate candidates to serve as directors of the Company; (ii) evaluate the composition, performance and other aspects of the Company’s Board committees; (iii) make other recommendations to the Board regarding affairs relating to the directors of the Company; (iv) develop and review from time to time a plan of succession for key management; and (v) administer and oversee all aspects of the Company’s corporate governance functions on behalf of the Board.
      The policy of the Committee, in discharging these obligations, shall be to select well-qualified director nominees, and develop and review a set of corporate governance principles that enhance the overall management of the Company and provide a basis for governance that serves the best interests of the Company’s stockholders in building long-term value.
Composition
      The Committee shall consist of at least two (2) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), including any exceptions permitted by such requirements.
      The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s Chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.
Operating Principles and Processes
      In fulfilling its functions and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is important and shall be encouraged as a means of strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•	Committee Education/ Orientation — Developing with management and participating in a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company shall be encouraged to enhance the effectiveness of the Committee.

•	Information Needs — The Committee members shall communicate to the Chief Executive Officer or his or her designees the Committee’s expectations, and the nature, timing, and extent of any specific information or other supporting materials requested by the Committee for its meetings and deliberations.

•	Meeting Agendas — Committee meeting agendas shall be the responsibility of the Committee chairperson with input from the Committee members and other members of the Board as well as, to the extent deemed appropriate by the chairperson, from members of senior management and outside advisors.
Meetings
      The Committee will hold at least one (1) regular meeting per year and additional meetings as the Committee deems appropriate. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board.
Minutes and Reports
      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board. In addition, the Chairperson of the Committee or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.
Authority
      The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, advice and assistance from internal and external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The Committee may form and delegate authority to subcommittees as appropriate.
Responsibilities
      The operation of the Committee will be subject to the provisions of the Bylaws of the Company and Delaware General Corporation Law, each as in effect from time to time. The Committee shall oversee the Company’s nomination and corporate governance matters as established below and shall report the results of its activity to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Establish criteria for membership on the Board and on committees of the Board, including standards for the independence of directors to serve on the Board and committees of the Board.

2. Identify, evaluate, review and recommend qualified candidates to serve on the Board and on committees of the Board.

3. Evaluate, review and determine whether to recommend, upon conclusion of their terms, existing directors for re-election to the Board.

4. Consider recommendations for Board nominees and proposals submitted by the Company’s stockholders. Recommend to the Board appropriate action on any such proposal or recommendation and make any disclosures required by applicable law in the course of exercising its authority.

5. Establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board.

6. Evaluate the performance, authority, operations, charter and composition of each standing Board committee and the performance of each committee member and recommend any changes considered appropriate in the authority, operations, charter, number or membership of each committee.

7. Develop and periodically review and revise as appropriate, a management succession plan and related procedures and consider and recommend to the Board candidates for successor to the Chief Executive Officer of the Company and, with appropriate consideration of the Chief Executive Officer’s recommendations, candidates for successors to other executive officers, in each case when vacancies shall occur in those offices.

8. Establish a process for the periodic review and assessment of the performance of the Board and Board committees and management, seeking input from senior management, the full Board and others, including whether, individually and collectively, the directors and management provide the skills and expertise appropriate for the Company.

9. Consider and assess periodically the independence of directors, including whether a majority of the Board are independent of management within the meaning prescribed by Nasdaq and whether the members of the standing committees of the Board meet the independence requirements of Nasdaq applicable to such committees.

10. Evaluate the need and, if necessary, develop and institute a plan or program for the continuing education of directors.

11. Develop a set of corporate governance principles applicable to the Company to be adopted by the Board, and periodically review and assess these principles and their application and recommend any changes deemed appropriate to the Board for its consideration.

12. Review and make recommendations to the Board regarding proposals submitted by shareholders that relate to corporate governance matters.

13. Oversee and review the processes and procedures used by the Company to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

14. Periodically review, discuss and assess the performance of the Committee as well as the Committee’s role and responsibilities, seeking input from senior management, the full Board and others and recommend any changes to the Board.

15. Oversee the Company’s policies and practices regarding philanthropic and political activities and undertake such additional activities within the scope of its primary functions as the Committee may from time to time determine.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BLUE NILE, INC.
     The undersigned hereby appoints Mark Vadon and Diane Irvine, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Blue Nile, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 23, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲
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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHELD
		FOR	FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1. Nominees:	ELECTION OF DIRECTORS	☐	☐	ITEM 2.	APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
01 Mary Alice Taylor
02 Anne Saunders

Withheld for the nominees you list below: (Write that
nominee’s name in the space provided below.)

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ Detach here from proxy voting card ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/nile
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at: http://www.bluenile.com